Filed Pursuant to Rules 424(b)(4)
Registration No. 333-281982

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED SEPTEMBER 16, 2024)

10,000,000 Shares

Aveanna Healthcare Holdings Inc.

Common Stock

The selling stockholders identified in this prospectus supplement (the “Selling Stockholders”) are offering 10,000,000 shares of our common stock, par value $0.01 per share (the “common stock”). We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. See “Selling Stockholders.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAH.” The last reported sale price of our common stock on the Nasdaq Global Select Market on October 21, 2025, was $10.23 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

	Per Share	Total
Public Offering Price	$9.00	$90,000,000
Underwriting Discounts and Commission(1)	$0.405	$4,050,000
Proceeds to Selling Stockholders	$8.595	$85,950,000

____________________________

(1) See “Underwriting” for additional information regarding compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional 1,500,000 shares of our common stock at the public offering price, less underwriting discounts and commissions.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus is expected to be made on or about October 23, 2025.

Jefferies	J.P. Morgan
Barclays	RBC Capital Markets

BMO Capital Markets	BofA Securities	Truist Securities

Deutsche Bank Securities	PNC Capital Markets LLC

Prospectus Supplement dated October 21, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, all references in this prospectus supplement to “Aveanna,” “Company,” “our company,” “we,” “us,” or “our” refer to Aveanna Healthcare Holdings Inc., a Delaware corporation, including its wholly owned subsidiaries.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part consists of the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying prospectus. If the information set forth in this prospectus supplement or in the documents incorporated by reference herein differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus relate to the offering of our securities. Before buying any of our securities offered hereby, we urge you to carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the additional information incorporated herein and therein by reference, as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”, before making an investment decision.

None of us, the Selling Stockholders nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we have prepared or that have been prepared on our behalf or to which we have referred you. We, the Selling Stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

For investors outside the United States: we, the Selling Stockholders and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock described in this prospectus supplement and the accompanying prospectus and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are identified under “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus, in our Annual Report on Form 10-K for the year ended December 28, 2024 and in the other documents incorporated herein by reference.

Our Company

We are a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations. We directly address the most pressing challenges facing the U.S. healthcare system by providing safe, high-quality care in the home, the lower cost care setting preferred by patients. Our patient-centered care delivery platform is designed to improve the quality of care our patients receive, which allows them to remain in their homes and minimizes the overutilization of high-cost care settings such as hospitals. Our clinical model is led by our caregivers, primarily skilled nurses, who provide specialized care to address the complex needs of each patient we serve across the full range of patient populations: newborns, children, adults and seniors. We have invested significantly in our platform to bring together best-in-class talent at all levels of the organization and support such talent with industry leading training, clinical programs, infrastructure and technology-enabled systems, which are increasingly essential in an evolving healthcare industry. We believe our platform creates sustainable competitive advantages that support our ability to continue driving rapid growth, both organically and through acquisitions, and positions us as the partner of choice for the patients we serve.

Segments

We deliver our services to patients through three segments: Private Duty Services (“PDS”); Home Health & Hospice (“HHH”); and Medical Solutions (“MS”).

PDS Segment

Private Duty Services predominantly includes private duty nursing services (“PDN Services”), as well as pediatric therapy services (“PT Services”). PDN Services patients typically enter our service as children, as our most significant referral sources for new patients are children’s hospitals. It is common for PDN Services patients to continue to receive our services into adulthood, as approximately 30% of our PDN Services patients are over the age of 18.

PDN Services involve the provision of clinical and non-clinical hourly care to patients in their homes, which is the preferred setting for patient care. PDN Services typically last four to 24 hours a day, provided by our registered nurses, licensed practical nurses, home health aides, and other non-clinical caregivers who are focused on providing high-quality short-term and long-term clinical care to medically fragile children and adults with a wide variety of serious illnesses and conditions. Patients who typically qualify for PDN Services include those with the following conditions:

•
Tracheotomies or ventilator dependence;
•
Dependence on continuous nutritional feeding through a “G-tube” or “NG-tube”;
•
Dependence on intravenous nutrition;
•
Oxygen-dependence in conjunction with other medical needs; and
•
Complex medical needs such as frequent seizures.

PDN Services include:

•
In-home skilled nursing services to medically fragile children and adults;
•
Nursing services in school settings in which our caregivers accompany patients to school;
•
Services to patients in our Pediatric Day Healthcare Centers; and
•
Non-clinical care, including programs such as support services and personal care services.

PT Services provide a valuable multidisciplinary approach that we believe serves all of a child’s therapy needs. We provide both in-clinic and home-based therapy services to our patients. PT Services include physical, occupational and speech services. We regularly collaborate with physicians and other community healthcare providers, which allows us to provide more comprehensive care.

HHH Segment

Our Home Health and Hospice segment predominantly includes home health services (“HH Services”), as well as hospice and specialty program services. Our HHH patients typically enter our service as seniors, and our most significant referral sources for new patients are hospitals, physicians and long-term care facilities.

HH Services involve the provision of in-home services to our patients by our clinicians which may include nurses, therapists, social workers and home health aides. Our caregivers work with our patients’ physicians to deliver a personalized plan of care to our patients in their homes. Home healthcare can help our patients recover after a hospitalization or surgery and assist patients in managing chronic illnesses. We also help our patients manage their medications. Through our care, we help our patients recover more fully in the comfort of their own homes, while remaining as independent as possible. HH Services include: in-home skilled nursing services; physical, occupational and speech therapy; medical social services and aide services.

Our hospice services involve a supportive philosophy and concept of care for those nearing the end of life. Our hospice care is a positive, empowering form of care designed to provide comfort and support to our patients and their families when a life-limiting illness no longer responds to cure-oriented treatments. The goal of hospice is to neither prolong life nor hasten death, but to help our patients live as dignified and pain-free as possible. Our hospice care is provided by a team of specially trained professionals in a variety of living situations, including at home, at the hospital, a nursing home, or an assisted living facility.

MS Segment

Through our Medical Solutions segment, we offer a comprehensive line of enteral nutrition supplies and other products to adults and children, delivered on a periodic or as-needed basis. We provide our patients with access to one of the largest selections of enteral formulas, supplies and pumps in our industry, with more than 300 nutritional formulas available. Our registered nurses, registered dietitians and customer service technicians support our patients 24 hours per day, 365 days per year, in-hospital, at-home, or remotely to help ensure that our patients have the best nutrition assessments, change order reviews and formula selection expertise.

Recent Developments

Acquisition-related Activities

On June 2, 2025, we acquired Thrive Skilled Pediatric Care, LLC (“Thrive”), which provides pediatric home care operating 23 locations across seven states Arizona, Georgia, Kansas, New Mexico, North Carolina, Virginia, and Texas. Thrive primarily provides skilled PDN Services, but also provides PT Services, among others. The Thrive acquisition expands our patient care delivery into two new states and provides added local market density in our existing geographic footprint.

Third Quarter Update (Preliminary and Unaudited)

Our consolidated financial statements for our three-month period ended September 27, 2025 are not yet available. Accordingly, the financial and operational results we present below are preliminary estimates and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review and finalization of our consolidated financial statements. As a result, these preliminary estimated results may differ from actual results that will be reflected in our consolidated financial statements for the fiscal quarter and fiscal year when they are completed and publicly disclosed. These preliminary estimated results may change and those changes may be material. Therefore, you should not place undue reliance on these preliminary numbers or assume that they are indicative of what our results for the completed quarter will be.

Our expectations with respect to our unaudited results for the period discussed below are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results (including any financial data) and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary results.

Although the results of our three-month period ended September 27, 2025 are not yet finalized, the following information reflects our preliminary expectations with respect to such results based on currently available information.

For the three-month period ended September 27, 2025, we expect to report:

•
Revenue of approximately $616 million to $624 million, representing growth over the prior year third quarter of approximately 21.0% to 22.6%.

•
Net income of approximately $11 million to $15 million, representing growth over the prior year third quarter of approximately 125.7% to 135.0%.

•
Adjusted EBITDA of approximately $77 million to $81 million, representing growth over the prior year third quarter of approximately 61.0% to 69.3%.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the period presented.

	Three-Month Period Ended September 27, 2025
(dollars in thousands)	Low	High
Net income	$11,000	$15,000
Interest expense, net	33,600	34,900
Income tax expense (benefit)	1,500	(4,050)
Depreciation and amortization	2,500	2,700
EBITDA (1)	48,600	48,550
Goodwill, intangible and other long-lived asset impairment	350	500
Non-cash share-based compensation	4,700	5,800
Loss on extinguishment of debt	5,150	6,600
Fees related to debt modifications	15,650	16,900
Interest rate derivatives (2)	-	50
Acquisition-related costs (3)	(1,000)	(1,300)
Integration costs (4)	2,150	2,300
Legal costs and settlements associated with acquisition matters (5)	1,450	1,600
Restructuring (6)	-	100
Other legal matters (7)	-	50
Other adjustments (8)	(50)	(150)

Total adjustments	28,400	32,450
Adjusted EBITDA	$77,000	$81,000

(1)
EBITDA is presented in this table solely for the purposes of reconciling to Adjusted EBITDA. Values presented in the Low and High columns may not reflect the low and high ends of the EBITDA presented on account of the income tax expense (benefit) portion of the reconciliation from net income.
(2)
Represents valuation adjustments and settlements associated with interest rate derivatives that are not included in interest expense, net.
(3)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, and finance and accounting diligence and documentation.
(4)
Represents (i) costs associated with our Integration Management Office, which focuses on our integration efforts and transformational projects such as systems conversions and implementations, material cost reduction and restructuring projects, among other things, of approximately $0.5 million to $0.6 million; and (ii) transitionary costs incurred to integrate acquired companies into our field and corporate operations of approximately $1.6 million to $1.7 million. Transitionary costs incurred to integrate acquired companies include IT consulting costs and related integration support costs; salary, severance and retention costs associated with duplicative acquired company personnel until such personnel are exited from the Company; accounting, legal and consulting costs; expenses and impairments related to the closure and consolidation of overlapping markets of acquired companies, including lease termination and relocation costs; costs associated with terminating legacy acquired company contracts and systems; and one-time costs associated with rebranding our acquired companies and locations to the Aveanna brand.
(5)
Represents legal and forensic costs, as well as settlements associated with resolving legal matters arising during or as a result of our acquisition-related activities. This primarily includes (i) costs of approximately $1.3 million to $1.5 million to comply with the U.S. Department of Justice, Antitrust Division’s grand jury subpoena related to nurse wages and hiring activities in certain of our markets, in connection with a terminated transaction.
(6)
Represents costs associated with restructuring our branch and regional administrative footprint as well as our corporate overhead infrastructure costs in order to appropriately size our resources to current volumes, including: (i) branch and regional salary and severance costs; (ii) corporate salary and severance costs; and (iii) rent and lease termination costs associated with the closure of certain office locations.
(7)
Represents activity related to accrued legal settlements and the related costs and expenses associated with certain judgments and arbitration awards rendered against us where certain insurance coverage is in dispute. We released a legal reserve related to a certain accrued legal settlement during the period presented.
(8)
Represents: (i) other costs or (income) that are either non-cash or non-core to the our ongoing operations of approximately $(0.1) million to $(0.2) million.

In addition to our results of operations prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using Adjusted EBITDA. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as net income or loss. Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income or loss before interest expense, net; income tax expense or benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by management to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation and associated employer payroll taxes; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; restructuring costs; other legal matters; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We have incurred substantial acquisition-related costs and integration costs. The underlying acquisition activities take place over a defined timeframe, have distinct project timelines and are incremental to activities and costs that arise in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which we believe is an important measure in assessing our performance.

Corporate Information

Our principal executive offices are located at 400 Interstate North Parkway, Suite 1600, Atlanta, Georgia and our phone number is (770) 441-1580. Our website address on the Internet is www.aveanna.com. The information contained on, or accessible through, our website is not incorporated into this prospectus supplement or the accompanying prospectus and does not form a part hereof.

The Offering

Common Stock Offered by the Selling Stockholders	10,000,000 shares.
Common Stock Outstanding	208,259,393 shares
Option to Purchase Additional Shares

The Selling Stockholders have granted the underwriters an option to purchase up to 1,500,000 additional shares of our common stock at the public offering price less underwriting discounts and commissions. This option is exercisable, in whole or in part, for a period of 30 days immediately following the date of this prospectus supplement.

Use of Proceeds

We will not receive any proceeds from the sale of shares of common stock offered by the Selling Stockholders; however, we will bear the costs associated with the sale of shares by the Selling Stockholders, other than underwriting discounts and commissions. See “Use of Proceeds.”

Risk Factors

Investing in our common stock involves risks. You should read carefully the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	“AVAH”

The number of our shares of common stock outstanding after this offering is based on 208,259,393 shares of common stock outstanding as of June 28, 2025, which excludes (in each case as of June 28, 2025):

•
13,039,162 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding under our Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) with a weighted average exercise price of $6.87 per share;

•
71,750 shares of common stock issuable upon the vesting of deferred restricted stock units outstanding under the 2017 Plan;

•
9,704,369 shares of common stock issuable upon the vesting of restricted stock units outstanding our 2021 Stock Incentive Plan (the “2021 Plan”);

•
8,223,297 shares of common stock issuable upon the vesting of performance stock units outstanding under the 2021 Plan;

•
11,149,862 shares of common stock available for future issuance under our 2021 Plan, excluding shares that will become issuable pursuant to provisions in the 2021 Plan that automatically increase the share reserve under the 2021 Plan; and

•
4,270,815 shares of common stock available for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”), excluding shares that will become issuable pursuant to provisions in the ESPP that automatically increase the share reserve under the ESPP.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•
No exercise of the outstanding options or settlement of outstanding restricted stock units or performance stock units;

•
No purchases under the ESPP; and

•
No exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in the common stock offered hereby, you should carefully consider the risks described below, as well as the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Common Stock

Future sales, or the perception of future sales, by us or our existing stockholders in the public market could cause the market price for our common stock to decline.

The sale of our common stock in the public market, or the perception that such sales may occur, could harm the prevailing market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any common stock purchased by our affiliates in this offering, as that term is defined under Rule 144 under the Securities Act (“Rule 144”), including our directors, executive officers and Bain Capital L.P. (“Bain Capital”) or their respective affiliates.

As of June 28, 2025, affiliates (the “Sponsor Affiliates”) of Bain Capital and J.H. Whitney Capital Partners (“Whitney” and together with Bain Capital, our “Sponsors”) collectively owned approximately 64.0% of our common stock. After giving effect to the offer and sale of the common stock by the Selling Stockholders, the Sponsor Affiliates will beneficially own 59.2% of our shares of common stock outstanding (or approximately 58.5% of our shares of common stock outstanding if the underwriters’ option to purchase additional shares is exercised in full). Such shares of common stock beneficially owned by the Sponsor Affiliates are “restricted securities” under Rule 144 and subject to certain restrictions on resale, including under the A&R Stockholders Agreement (see “Selling Stockholders—Other Material Relationships”). Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration.

In connection with this offering, we, the Selling Stockholders, our directors and executive officers and the Sponsor Affiliates (each, a “Lock-Up Party,” and collectively, the “Lock-up Parties”), have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives, on behalf of the underwriters. See “Underwriting” for a description of these lock-up agreements. Upon the expiration of the lock-up agreements pertaining to this offering, up to an additional 131,656,907 shares of common stock, all of which are held by directors, executive officers and the Sponsor Affiliates, will be eligible for sale in the public market, subject to volume, manner of sale and other limitations under Rule 144 and under the A&R Stockholders Agreement.

The parties to our amended and restated amended and restated registration rights agreement, dated as of May 3, 2021 (the “A&R Registration Rights Agreement”), including certain Sponsor Affiliates, have certain registration rights with respect to our common stock. Pursuant to the A&R Registration Rights Agreement, such Sponsor Affiliates who hold more than 2% of registrable securities have the right to require us to file a registration statement with the SEC for the sale of our common stock, subject to certain exceptions (see “Selling Stockholders—Other Material Relationships”). Such Sponsor Affiliates have the right to an unlimited number of such “demand” registrations. Registration of any of these outstanding shares of common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. If such Sponsor Affiliates exercise their registration rights, the market price of our common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.

In addition, a substantial number of shares of common stock are subject to outstanding awards or reserved for future issuance, as applicable, under our 2017 Plan, our 2021 Plan and our ESPP and will become eligible for sale in the public market once those shares are issued, subject to provisions relating to any vesting agreements.

We may also issue our securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders and the securities issued may have rights that are senior to our common stock.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the growth of our business; therefore, we do not anticipate paying any cash dividends in the foreseeable future. As a result of our current dividend policy, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it. Any future determination to declare and pay cash dividends, if any, will be entirely at the discretion of our Board of Directors and will depend upon then-existing conditions, including our earnings, capital requirements, results of operations, financial condition, business prospects and any other factors that Board of Directors considers relevant. Our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization or agreements of our subsidiaries, including agreements governing our current and future indebtedness.

We take advantage of certain “controlled company” exemptions to the corporate governance rules for publicly listed companies, which could make our common stock less attractive to some investors or otherwise harm our stock price.

Because we qualify as a “controlled company” under the corporate governance rules for publicly listed companies, we are not required to have a majority of our Board of Directors be independent under the applicable rules of Nasdaq, nor are we required to have a compensation committee or a corporate governance and nominating committee comprised entirely of independent directors. Our Board of Directors is permitted to not be composed of a majority of independent directors. We currently rely on the exemption to the requirement that our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that consists entirely of independent directors. Should the interests of our Sponsors or the Sponsor Affiliates, who collectively owned 64.0% of our outstanding common stock as of June 28, 2025 and will own 59.2% of our outstanding common stock after giving effect to the offer and sale of the common stock by the Selling Stockholders (or approximately 58.5% of our shares of common stock outstanding if the underwriters’ option to purchase additional shares from us is exercised in full), differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance rules for publicly listed companies. Our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.

We are controlled by the Sponsor Affiliates, which include the Selling Stockholders, whose interests may not be aligned with yours.

As of June 28, 2025, the Sponsor Affiliates collectively own approximately 64.0% of our common stock. After giving effect to the offer and sale of the common stock by the Selling Stockholders, the Sponsor Affiliates will beneficially own 59.2% of our shares of common stock outstanding (or approximately 58.5% of our shares of common stock outstanding if the underwriters’ option to purchase additional shares is exercised in full). So long as our Sponsors, or funds controlled by or associated with our Sponsors, continue to own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50% of our outstanding shares, our Sponsors will continue to be able to strongly influence us. Our Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or both of our Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our second amended and restated certificate of incorporation (the “Amended Charter”) provides that none of our Sponsors or any of their affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates.

It is possible that our Sponsors may have interests that are different from other stockholders and may vote in a way with which other stockholders may disagree and that may be adverse to other stockholders’ interests. Further, the Sponsors may have differing views from each other, none of which may align with other stockholders’ interests. In addition, the Sponsors’ concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our common stock to decline or prevent our stockholders from realizing a premium over the market price for their common stock.

Anti-takeover provisions in our governing documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Our Amended Charter, second amended and restated bylaws (the “Amended Bylaws”) and Delaware law contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board of Directors. Among other things, our Amended Charter and/or Amended Bylaws include the following provisions:

•
a staggered board, which means that our Board of Directors is classified into three classes of directors with staggered three-year terms and directors are only able to be removed from office for cause;
•
limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;
•
a prohibition on stockholder action by written consent from and after the date on which the Sponsors and each of their respective affiliates cease to beneficially own in the aggregate at least 50% of the outstanding shares of common stock (the “Trigger Event”);
•
a forum selection clause, which means certain litigation against us can only be brought in Delaware;
•
from and after the Trigger Event, the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2/3% in voting power of all of the then-outstanding shares of our common stock entitled to vote thereon;
•
from and after the Trigger Event, requiring the affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of common stock to amend provisions of our Amended Charter relating to the management of our business, our Board of Directors, stockholder action by written consent, calling special meetings of stockholders, competition and corporate opportunities, Section 203 of the Delaware General Corporation Law (the “DGCL”), forum selection and the liability of our directors, or to amend, alter, rescind or repeal our Amended Bylaws;
•
the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without further action by our stockholders; and
•
advance notice procedures, which apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. We have opted out of Section 203 of the DGCL. However, our Amended Charter contains similar provisions providing that we many not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless (i) prior to the time such stockholder became an interested stockholder, the Board of Directors approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the common stock or (iii) following Board of Directors approval, the business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not held by such interested stockholder at an annual or special meeting of stockholders. Our Amended Charter provides that the Sponsors and their respective affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Any provision of our Amended Charter, Amended Bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

The market price of our common stock has been, and may continue to be, volatile which could reduce the market price of our common stock.

The publicly traded shares of our common stock have experienced, and may experience in the future, significant price and volume fluctuations. This market volatility could reduce the market price of our common stock without regard to our operating performance. In addition, the trading price of our common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions. These factors could make it more difficult for shares of our common stock to be sold at a favorable price, or at all. Furthermore, general market declines or stock volatility within our particular industry could reduce the market price of our common stock.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

Certain of the statements contained in this prospectus supplement, accompanying prospectus and in documents and information incorporated by reference herein and therein are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements about our expectations, beliefs or intentions regarding our business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in “Item 1A-Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the other risks described herein and in the other documents incorporated by reference in this prospectus supplement. We do not undertake any obligation to update forward-looking statements, except to the extent required by applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

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intense competition among home health, hospice and durable medical equipment companies;
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our ability to maintain relationships with existing patient referral sources;
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our ability to have services funded from third-party payers, including Medicare, Medicaid and private health insurance companies, including as a result of changes to Medicaid to be implemented under the One Big Beautiful Bill Act;
•
changes to Medicare or Medicaid rates or methods governing Medicare or Medicaid payments, and the implementation of alternative payment models, including but not limited to Medicare Advantage, Managed Care Organization, managed Medicaid, and other forms of managed care;
•
any downward pressure on reimbursement resulting from further proliferation of Medicare Advantage plans;
•
our limited ability to control reimbursement rates received for our services;
•
delays in collection or non-collection of our patient accounts receivable, particularly during the business integration process, or when transitioning between systems associated with clinical data collection and submission, as well as billing and collection systems;
•
healthcare reform and other regulations, including risks related to the proposed rule issued for the home health prospective payment system by Centers for Medicare & Medicaid Services;
•
changes in the case-mix of our patients, as well as payer mix and payment methodologies;
•
any reduction in net reimbursement if we do not effectively implement value-based care programs;
•
the possibility that our business, financial condition and results of operations may be materially adversely affected by public health emergencies, such as a pandemic or other infectious disease outbreak;
•
shortages in qualified employees and management and competition for qualified personnel;

•
any failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack or breach;
•
our substantial indebtedness, which increases our vulnerability to general adverse economic and industry conditions and may limit our ability to pursue strategic alternatives and react to changes in our business and industry;
•
our ability to identify, acquire and integrate strategic and accretive businesses or assets and to identify, acquire, as well as successfully obtain financing for such acquired businesses or assets; and
•
risks related to legal proceedings, claims and governmental inquiries given that the nature of our business exposes us to various liability claims, which may exceed the level of our insurance coverage.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved, and all such forward-looking statements are expressly qualified in their entirety by the factors above, as well as those contained in the “Risk Factors” sections of the reports we file with the SEC.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.

However, we will pay the offering expenses, other than underwriting discounts and commissions, incurred by the Selling Stockholders.

SELLING STOCKHOLDERS

The below table and its accompanying footnotes set forth information with respect to the beneficial ownership of our common stock as of October 15, 2025, by the Selling Stockholders. The Selling Stockholders acquired their respective shares of common stock in connection with various transactions prior to, and in advance of, our April 2021 initial public offering. Robert M. Williams Jr., a Selling Stockholder and a senior managing director at Whitney, one of our Sponsors, has served as a member of our Board of Directors since 2017. A description of our other material relationships with the Selling Stockholders and their affiliates is set forth in “—Other Material Relationships.”

The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire within 60 days after October 15, 2025, including pursuant to the exercise of options or other derivative securities. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage but not for purposes of computing any other person’s percentage. More than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The percentages set forth below reflect beneficial ownership, based on 208,911,373 shares of our common stock outstanding as of October 15, 2025, (1) immediately prior to completion of the offering, (2) immediately after completion of the offering and (3) immediately after completion of this offering after giving effect to this offering and assuming full exercise of the underwriters’ option.

	Common Stock Beneficially Owned Before this Offering		Shares Being Sold in this Offering	Common Stock Beneficially Owned After this Offering (assuming no exercise of option)		Common Stock Beneficially Owned After this Offering (assuming full exercise of option)
Name of Selling Stockholder	Number of Shares	Percentage of Total Outstanding Common Stock (%)		Number of Shares	Percentage of Total Outstanding Common Stock (%)	Number of Shares	Percentage of Total Outstanding Common Stock (%)
J.H. Whitney Equity Partners VII(1)	45,840,601	21.9%	8,346,059(2)	37,494,542	17.9%	36,242,633	17.3%
Robert M. Williams Jr.(3)	5,725,291	2.7%	1,653,941(4)	4,071,350	2.0%	3,823,259	1.8%

(*) Less than one percent.

(1) Includes (i) 28,890,757 shares registered in the name of J.H. Whitney VII, L.P., (ii) 15,523,810 shares registered in the name of PSA Healthcare Investment Holding LLC, and (iii) 1,426,034 shares registered in the name of PSA Iliad Holdings LLC (together, the “J.H. Whitney Entities”). The governance, investment strategy and decision-making process with respect to investments held by the J.H. Whitney Entities is directed by J.H. Whitney Equity Partners VII, LLC. As a result, J.H. Whitney Equity Partners VII, LLC may be deemed to share voting and dispositive power with respect to the shares held by the J.H. Whitney Entities. Each of the J.H. Whitney Entities has an address c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(2) Includes 8,346,059 shares registered in the name of J.H. Whitney VII, L.P.

(3) Does not include shares held by the J.H. Whitney Entities but includes 5,182,085 shares held by JHW Iliad Holdings LLC (“JHW Iliad”) and 543,206 shares held by JHW Iliad Holdings II LLC (“JHW Iliad II”). Project Iliad Managing Member, LLC (“Project Iliad”) is the managing member of JHW Iliad. J.H. Whitney Capital Partners, LLC (“JHW Capital Partners”) is the sole member of J.H. Whitney VII Management Co., LLC (“JHW Management Co. VII”), which is the managing member of JHW Iliad II. Mr. Williams is a senior managing director at J.H. Whitney Equity Partners VII, LLC and is a Member of Project Iliad and a Senior Managing Director of JHW Capital Partners. As a result, by virtue of the relationships described in footnote 1 above, and in the foregoing sentence, Mr. Williams may be deemed to share beneficial ownership of the shares held by the J.H. Whitney Entities, JHW Iliad and JHW Iliad II. Mr. Williams disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for Mr. Williams is c/o J.H. Whitney Capital Partners, LLC, 212 Elm Street, New Canaan, Connecticut 06840.

(4) Includes (i) 1,497,018 shares registered in the name of JHW Iliad Holdings LLC and (ii) 156,923 shares registered in the name of JHW Iliad Holdings II LLC.

Other Material Relationships

Stockholders Agreement

On March 16, 2017, the Company and the Sponsor Affiliates, including the Selling Stockholders, entered into a stockholders’ agreement (the “Original Stockholders Agreement”) with respect to their respective investments in the Company, with other investors joining the Stockholders Agreement thereafter from time to time upon their investment in the Company. In connection with the consummation of the initial public offering, we amended and restated the Original Stockholders Agreement (as amended and restated, the “A&R Stockholders Agreement”).

Pursuant to the A&R Stockholders Agreement, each of the Sponsor Affiliates has the right to designate: (i) four of the Company’s directors if such Sponsor Affiliate retains at least 50% of its percentage ownership in the Company as of the effective date of the A&R Stockholders Agreement (“Original Ownership Percentage”), (ii) three directors if it retains at least 25% but less than 50% of its Original Ownership Percentage, (iii) two directors if it retains at least 10% but less than 25% of its Original Ownership Percentage and (iv) one director if it owns at least 3% of the issued and outstanding common stock on a fully diluted basis but less than 10% of its Original Ownership Percentage, in each case as of the date of determination. Whitney designated Mr. Williams and Steven Rodgers as members of our Board of Directors pursuant to such right.

Registration Rights Agreement

Concurrently with the Original Stockholders Agreement, we entered into a registration rights agreement (the “Original Registration Rights Agreement”) with certain of the Investors. In connection with the consummation of the initial public offering, we amended and restated the Original Registration Rights Agreement (as so amended and restated, the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, certain Sponsor Affiliates who hold more than 2% of registrable securities have the right to require us to file a registration statement with the SEC for the sale of our common stock, subject to certain exceptions. Such Sponsor Affiliates have the right to an unlimited number of such “demand” registrations. The Company is obligated to use its reasonable best efforts to file a resale “shelf” registration with the SEC and to take steps to keep such resale shelf registration effective until the earlier of (i) the date on which all the registrable securities included in such “shelf” registration have been sold, (ii) the date as of which there are no longer in existence any registrable securities covered by the shelf registration and (iii) an earlier date agreed to in writing by the majority holders of the Sponsor Affiliates. The Company is also required to facilitate “takedown” offerings from the shelf upon demand by the Sponsor Affiliates. All holders of registrable securities party to the A&R Registration Rights Agreement are entitled to certain “piggyback” registration rights in subsequent offerings. Such holders are entitled to notice of a registered offering and to have their shares included on a pro rata basis. The A&R Registration Rights Agreement also provides that the Company will pay certain expenses of the holders party to the A&R Registration Rights Agreement relating to the registrations and indemnify them against certain liabilities which may arise under the Securities Act and other federal or state securities laws. Accordingly, we will bear the costs associated with the registration, offering and sale of shares by the Selling Stockholders in this offering, other than underwriting discounts and commissions, and we will indemnify the Selling Stockholders against certain liabilities arising under applicable securities laws in connection with the offering contemplated hereby.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock acquired pursuant to this offering. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”) and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to Non-U.S. Holders (as defined below) who hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to a Non-U.S. Holder in light of a Non-U.S. Holder’s particular circumstances, nor does it discuss special tax provisions, which may apply to a Non-U.S. Holder if a Non-U.S. Holder is subject to special treatment under U.S. federal income tax laws, such as for certain financial institutions or financial services entities, insurance companies, tax-exempt entities, tax-qualified retirement plans, persons subject to special tax accounting rules under Section 451(b) of the Code, “qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds), dealers in securities, entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein), foreign branches, “controlled foreign corporations,” “passive foreign investment companies,” former U.S. citizens or long-term residents, corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell common stock under the constructive sale provisions of the Code and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. In addition, this summary does not address the alternative minimum tax, any state, local or non-U.S. taxes or any other U.S. federal tax laws, such as estate and gift tax laws.

Non-U.S. Holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock, as well as the application of any other U.S. federal, state, local, non-U.S. tax laws and income tax treaties. As used in this section, a “Non-U.S. Holder” is a beneficial owner of our common stock (other than a partnership or any other entity treated as a pass-through entity for U.S. federal income tax purposes) that is not, and is not treated for U.S. federal income tax purposes as:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If you are an individual, you generally will be treated as a resident of the United States if you are a lawful permanent resident of the United States (e.g., a green card holder) and you may be deemed to be a resident of the United States, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the relevant calendar year and for an aggregate of at least 183 days during a three-year period ending in and including the relevant calendar year, subject to certain exceptions. For these purposes, all the days present in the United States in the relevant year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership or disposition of our common stock.

If a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity will depend upon the status of the partner or owner, the activities of the partnership or other pass-through entity, and certain determinations made at the partner level, which may be subject to uncertainty. Any partnership, partner in such a partnership or owner of another pass-through entity holding shares of our common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO

THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS, AND ANY APPLICABLE INCOME TAX TREATIES.

Distributions on Common Stock

Distributions, if any, made on our common stock to a Non-U.S. Holder generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is first applied against and reduces, but not below zero, a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of our common stock. See “—Dispositions of Common Stock.”

Subject to the discussion below regarding effectively connected income, any dividend paid to a Non-U.S. Holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate of the gross amount of the dividend or at a reduced rate, under the terms of an applicable income tax treaty. A Non-U.S. Holder is urged to consult its own tax advisor regarding its entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a Non-U.S. Holder must certify its entitlement to treaty benefits. A Non-U.S. Holder generally can meet this certification requirement by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable. If the Non-U.S. Holder holds our common stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to such agent. Even if our current and accumulated earnings and profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends received by a Non-U.S. Holder that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder in the United States, are generally exempt from the U.S. federal withholding tax described above. To obtain this exemption, a Non-U.S. Holder must provide us with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to a Non-U.S. Holder being subject to taxation at the regular graduated rates on effectively connected dividends as described above, such effectively connected dividends, as adjusted for certain items, received by corporate Non-U.S. Holders may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

The foregoing discussion is subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Other Withholding Taxes.”

Dispositions of Common Stock

Subject to the discussions below on backup withholding and other withholding tax requirements, gain realized by a Non-U.S. Holder on a sale, exchange or other taxable disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

•
the gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder in the United States) (in which case the special rules described below apply);

•
the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to U.S. federal income tax at a rate of 30%, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our common stock and the Non-U.S. Holder’s holding period for our common stock (as further described below).

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to dispositions of stock in a USRPHC does not apply to a Non-U.S. Holder whose holdings, actual and constructive, amount to 5% or less of our common stock at all times during the shorter of the five-year period ending on the date of disposition of our common stock and the Non-U.S. Holder’s holding period for our common stock, provided that our common stock is regularly traded on an established securities market. In addition, if our common stock continues to be regularly traded on an established securities market in the United States, no U.S. withholding tax will apply on the proceeds of a sale or other taxable disposition of our common stock by a Non-U.S. Holder owning 5% or more, actually or constructively, of our common stock, even if we are a USRPHC, although in that case such holder would be required to file a U.S. tax return and pay tax on the gain realized in such disposition. No assurance can be provided that our common stock will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC and do not anticipate being a USRPHC in the future. Non-U.S. Holders are urged to consult their own tax advisors about the consequences that could result if we are, or become, a USRPHC.

If any gain from the sale, exchange or other taxable disposition of our common stock is effectively connected with a U.S. trade or business conducted by a Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), then the gain generally will be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Any dividends or other distributions that are paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns also may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is established under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such Non-U.S. Holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the Non-U.S. Holder’s circumstances will generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be refunded by the IRS or credited against the Non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Other Withholding Taxes

Provisions of the Foreign Account Tax Compliance Act, commonly referred to as “FATCA” impose a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA applies to gross proceeds from the sale or other taxable disposition of U.S. corporate stock (including our common stock) unless excepted by the U.S. Treasury, and under proposed U.S. Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed U.S. Treasury regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed U.S. Treasury regulations pending finalization. An intergovernmental agreement between the United States and an applicable non-U.S. country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail a significant administrative burden). Non-U.S. Holders are urged to consult their own tax advisors regarding the effects of FATCA on their investment in our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS

OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND INCOME TAX TREATIES.

UNDERWRITING

The Selling Stockholders are offering the shares of common stock described in this prospectus supplement through a number of underwriters. Jefferies LLC and J.P. Morgan Securities LLC are acting as representatives of the underwriters. We and the Selling Stockholders will enter into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, the Selling Stockholders will agree to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
Jefferies LLC	3,222,222
J.P. Morgan Securities LLC	3,222,222
Barclays Capital Inc.	1,244,443
RBC Capital Markets, LLC	888,889
BMO Capital Markets Corp.	355,556
BofA Securities, Inc.	355,556
Truist Securities, Inc.	355,556
Deutsche Bank Securities Inc.	177,778
PNC Capital Markets LLC	177,778

Total	10,000,000

The underwriters are committed to purchase all the common shares offered by this prospectus supplement if they purchase any shares. The underwriting agreement will also provide that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.243 per share. After the initial offering of the shares to the public, if all of the common shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,500,000 additional shares of common stock from the Selling Stockholders to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters per share of common stock. The underwriting fee is $0.405 per share. The following table shows the per share and total underwriting discounts and commissions to be paid by the Selling Stockholders to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	The Selling Stockholders
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.405	$0.405
Total	$4,050,000	$4,657,500

We estimate that our total expenses of this offering, including registration, listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $805,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, directly or indirectly (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) and shares of common stock or securities convertible into or exercisable or exchangeable for common stock (other than the shares of common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans that currently exist or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, restricted stock units or performance stock units, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options, restricted stock units or performance stock units pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans that currently exist), (ii) enter into any swap or other derivative transaction that transfers all or a portion of the economic benefits or risks of ownership of any shares of common stock or any such other securities (regardless of whether any of the transactions described in (i) or (ii) are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), (iii) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any other securities of the Company (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the above, in each case for a period of 90 days after the date of this prospectus supplement without the prior written consent of the representatives, other than the shares of our common stock to be sold in this offering; provided, however, that the foregoing restrictions do not apply to the issuance by us of shares of our common stock or securities convertible into shares of our common stock in connection with an acquisition, joint venture, strategic investment or any other transaction that includes a bona fide commercial relationship with us or any of our subsidiaries (provided that (i) the aggregate number of shares of our common stock issued pursuant to such issuance shall in no event exceed 10% of the total number of shares of our common stock outstanding as of the date hereof and (ii) each recipient of such shares of our common stock shall execute and deliver to the underwriters a lock-up agreement).

Our directors and executive officers and certain of our stockholders, including the Selling Stockholders (such persons, the “lock-up parties”) have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the representatives, directly or indirectly (i) offer for sale, sell, pledge, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any shares of our common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or securities convertible or exercisable or exchangeable for shares of common stock, other than any common stock sold by a lock-up party pursuant to the underwriting agreement, if applicable (collectively, the “lock-up securities”)), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other of the Company’s securities, or (4) publicly disclose the intention to do any of the foregoing during the restricted period. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions designed to or which reasonably could be expected to lead to or result in, a sale or disposition of common stock or other of the Company’s securities, even if such common stock or other securities would be disposed of by someone other than the lock-up party, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any common stock, or any other of the Company’s securities that includes, relates to, or derives any significant part of its value from common stock or any other of the Company’s securities.

The restrictions described in the paragraph above relating to our directors and executive officers and certain of our stockholders do not apply to: (a) transactions relating to shares of common stock or other securities acquired in the open market after the completion of this offering; (b) bona fide gifts or other dispositions of shares of any class of the Company’s capital stock or securities convertible into common stock, in each case that are made exclusively between and among the lock-up party or members of their family (including to any trust, limited partnership, limited liability company or other entity for the direct benefit of the lock-up party or any members of their family) or affiliates of the lock-up party, including its subsidiaries, partners (if a partnership) or members (if a limited liability company); (c) transfers by will or intestacy; (d) transfers to any trust for the direct or indirect benefit of the lock-up party or their immediate family, or if the stockholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (e) transfers to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (f) transfers to a partnership, limited liability company or other entity of which to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (b) through (e) above; (g) transfers if the stockholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the stockholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the stockholder or affiliates of the stockholder (including where the stockholder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or stockholders of the stockholder; (h) transfers to partners, members, stockholders or other equityholders of the stockholder, any direct or indirect partner, member, stockholder or other equityholder of such transferee until the lock-up securities come to be held by a natural person; (i) transfers by operation of law or pursuant to an order of a court (including a qualified domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency; (j) transfers to us from an employee upon death, disability or termination of employment, in each case, of such employee; (k) transfers to us in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement are subject to the terms of lock-up agreement, and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan described in this prospectus supplement or the documents incorporated by reference; (l) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors and made to all holders of our capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities remain subject to the provisions of the lock-up agreement; (m) the exercise of outstanding options, settlement of restricted stock units, performance stock units or other equity awards or exercise of warrants pursuant to plans described in this prospectus supplement or the documents incorporated by reference; provided that any lock-up securities received upon such exercise, vesting or settlement are subject to the terms of the lock-up agreement; (n) the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of common stock or warrants to acquire shares of common stock; provided that any such shares of common stock or warrants received upon such conversion are subject to the terms of the lock-up agreement; (o) any pledge, charge, hypothecation or other granting of a security interest in lock-up securities by the Bain Funds or Whitney Funds (each, as defined below) to one or more banks, financial or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by the lock-up party or any of its direct or indirect subsidiaries and any transfers of such lock-up securities or such other securities to the applicable Lender(s) or other third parties upon or following foreclosure upon or enforcement of such lock-up securities or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any agreement or arrangement existing as of the date hereof); provided that with respect to any pledge, charge, hypothecation or other granting of a security interest set forth above after the execution of this agreement, the applicable Lender(s) is informed of the existence and contents of this agreement before entering into any margin loan or other loans, advances or extensions of credit; (p) transfers by entities affiliated with Bain (collectively, the “Bain Funds”) on or prior to the effective date of this registration statement by bona fide gift to any charitable organizations, either directly or indirectly (including through any related distributions or dividends to the direct or indirect equity holders of the Bain Funds or to managing directors of Bain Capital Investors, LLC, in each case as necessary to facilitate any such bona fide gifts); (q) transfers by entities affiliated with J.H. Whitney (collectively, the “Whitney Funds”) on or prior to the effective date of this registration statement by bona fide gift to any charitable organizations, either directly or indirectly (including through any related distributions or dividends to the direct or indirect equity holders of the Whitney Funds or to managing directors of J.H. Whitney Capital Partners, LLC, in each case as necessary to facilitate any such bona fide gifts); or (r) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act, except that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, are may be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the restricted period (as may be extended) and neither the lock-up party nor the Company is required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Securities and Exchange Commission under the Exchange Act during the restricted period, except as required by law or regulation, provided that to the extent such filing under the Exchange Act or other public announcement is required by law or regulation, such filing or announcement shall include a statement to the effect that no transfers may be made pursuant to such 10b5-1 Plan during the restricted period and neither the lock-up party nor the Company otherwise voluntarily effects any such public filing or report regarding such Rule 10b5-1 Plan except as permitted by (r); provided that: (i) in the case of (b), (c), (d), (e), (f), (g), (h), (i) and (o), the transfer does not involve a disposition for value and each donee, devisee, transferee or distributee agrees to be bound by the terms of the lock-up agreement to the same extent as if it were a party to the lock-up agreement; (ii) in the case of (c), (d), (e), (f), (g)

and (k) that each donee, devisee, transferee or distributee is not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and agrees to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the restricted period; in the case of (b), (h) and (i) that no public filing, report or announcement is voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution is legally required during the restricted period, such filing, report or announcement clearly indicates in the footnotes thereto the nature and conditions of such transfer; and in the case of (b) that the lock-up party notifies the representatives at least two business days prior to the proposed transfer or disposition.

The representatives, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the Nasdaq under the symbol “AVAH.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discounts received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain of the underwriters or their affiliates are agents and/or lenders under our First Lien Credit Agreement, originally dated as of March 16, 2017, and our Receivables Financing Agreement, originally dated November 12, 2021.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)
to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the “Order,” and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FMSA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)
to any person which is a professional client as defined under the FinSA;

(b)
to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement:

•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of sale of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

ii.
where no consideration is or will be given for the transfer;

iii.
where the transfer is by operation of law;

iv.
as specified in Section 276(7) of the SFA; or

v.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by King & Spalding LLP. The underwriters are being represented by Davis Polk & Wardwell LLP, in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2024, and the effectiveness of our internal control over financial reporting as of December 28, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 28, 2024 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and accompanying prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules and the documents incorporated by reference therein. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and various other information about us. The address of that website is http://www.sec.gov. You may also inspect the documents described herein at our principal executive offices, 400 Interstate North Parkway SE, Atlanta, GA, 30339, during normal business hours.

Information about us is also available at our website at www.aveanna.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. However, the information contained on, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•
our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on March 13, 2025;
•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2025 and June 28, 2025, filed with the SEC on May 8, 2025 and August 7, 2025 (as amended by Form 10-Q/A filed on August 11, 2025), respectively;
•
our Current Reports on Form 8-K filed with the SEC on March 28, 2025, April 3, 2025 (as amended by Form 8-K/A filed on June 4, 2025), May 9, 2025 (Film No. 25929996), June 27, 2025 and September 18, 2025;

•
our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders held on May 9, 2025, filed with the SEC on March 25, 2025 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 28, 2024); and
•
our Registration Statement on Form 8-A filed with the SEC on April 26, 2021 (File No. 001-40362), in which there is described the terms, rights and provisions applicable to the shares of the Common Stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K filed on March 28, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of this offering, will be deemed to be incorporated herein by reference and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Aveanna Healthcare Holdings Inc.

400 Interstate North Parkway SE

Suite 1600

Atlanta, Georgia 30339

(770) 441-1580

PROSPECTUS Dated September 16, 2024

Aveanna Healthcare Holdings Inc.

$400,000,000 of Common Stock, Debt Securities, Warrants, Rights and Units Offered by the Company and

Up to 54,431,349 Shares of Common Stock Offered by Selling Stockholders

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Aveanna Healthcare Holdings Inc. (“Aveanna,” “we,” “us,” “our” or the “Company”) may from time to time, offer to sell, in one or more offerings, shares of common stock, senior debt securities, subordinated debt securities, warrants, rights and units (collectively, the “securities”), as described in this prospectus.

In addition, the selling stockholders may from time to time offer to sell up to 54,431,349 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

Each time we offer, or a selling stockholder offers, any securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in one or more prospectus supplements, which may also add to, update, supplement or clarify information contained in this prospectus.

We or a selling stockholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities, if any, will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 25.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAH”. On September 5, 2024, the closing price of our common stock was $5.76.

_________________________

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors,” beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

_________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________________

The date of this prospectus is September 16, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $400,000,000. The selling stockholders may sell up to 54,431,349 shares of common stock in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with only a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus, together with additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before deciding to invest in any of the securities being offered. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

Neither we nor the selling stockholders have authorized any other person to provide you with additional or different information than the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Aveanna,” “we,” “us,” and “our” refer to Aveanna Healthcare Holdings Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on March 14, 2024, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 29 of this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements about our expectations, beliefs or intentions regarding our business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in “Item 1A-Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, which is incorporated by reference in this prospectus. We do not undertake any obligation to update forward-looking statements, except to the extent required by applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

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intense competition among home health, hospice and durable medical equipment companies;

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our ability to maintain relationships with existing patient referral sources;

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the possibility that our business, financial condition and results of operations may be materially adversely affected by public health emergencies, such as a resurgence of the COVID-19 pandemic or other public health emergencies;

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our ability to have services funded from third-party payers, including Medicare, Medicaid and private health insurance companies;

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changes to Medicare or Medicaid rates or methods governing Medicare or Medicaid payments, and the implementation of alternative payment models, including but not limited to Medicare Advantage, Managed Care Organization, managed Medicaid, and other forms of managed care;

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any downward pressure on reimbursement resulting from further proliferation of Medicare Advantage plans;

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our limited ability to control reimbursement rates received for our services;

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delays in collection or non-collection of our patient accounts receivable, particularly during the business integration process, or when transitioning between systems associated with clinical data collection and submission, as well as billing and collection systems;

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healthcare reform and other regulations;

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changes in the case-mix of our patients, as well as payer mix and payment methodologies;

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any reduction in net reimbursement if we do not effectively implement value-based care programs;

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our ability to attract and retain experienced employees and management personnel, and including both shortages in workforce and inflationary wage pressures;

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any failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack or breach;

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our substantial indebtedness, which increases our vulnerability to general adverse economic and industry conditions and may limit our ability to pursue strategic alternatives and react to changes in our business and industry;

•
our ability to identify, acquire, successfully integrate and obtain financing for strategic and accretive acquisitions; and

•
risks related to legal proceedings, claims and governmental inquiries given that the nature of our business exposes us to various liability claims, which may exceed the level of our insurance coverage.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved, and all such forward-looking statements are expressly qualified in their entirety by the factors above, as well as those contained in the “Risk Factors” sections of the reports we file with the SEC.

THE COMPANY

This summary highlights selected information about us and does not contain all the information that is important to you. You should carefully read this prospectus, each applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 28 of this prospectus for information about us and our financial condition and results of operation.

Overview

We are a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations. We directly address the most pressing challenges facing the U.S. healthcare system by providing safe, high-quality care in the home, the lower cost care setting preferred by patients. Our patient-centered care delivery platform is designed to improve the quality of care our patients receive, which allows them to remain in their homes and minimizes the overutilization of high-cost care settings such as hospitals. Our clinical model is led by our caregivers, primarily skilled nurses, who provide specialized care to address the complex needs of each patient we serve across the full range of patient populations: newborns, children, adults and seniors. We have invested significantly in our platform to bring together best-in-class talent at all levels of the organization and support such talent with industry leading training, clinical programs, infrastructure and technology-enabled systems, which are increasingly essential in an evolving healthcare industry. We believe our platform creates sustainable competitive advantages that support our ability to continue driving rapid growth, both organically and through acquisitions, and positions us as the partner of choice for the patients we serve.

Segments

We deliver our services to patients through three segments: Private Duty Services (“PDS”); Home Health & Hospice (“HHH”); and Medical Solutions (“MS”).

PDS Segment

Private Duty Services predominantly includes private duty nursing (“PDN”) services, as well as pediatric therapy services. Our PDN patients typically enter our service as children, as our most significant referral sources for new patients are children’s hospitals. It is common for our PDN patients to continue to receive our services into adulthood, as approximately 30% of our PDN patients are over the age of 18.

Our PDN services involve the provision of clinical and non-clinical hourly care to patients in their homes, which is the preferred setting for patient care. PDN services typically last four to 24 hours a day, provided by our registered nurses, licensed practical nurses, home health aides, and other non-clinical caregivers who are focused on providing high-quality short-term and long-term clinical care to medically fragile children and adults with a wide variety of serious illnesses and conditions. Patients who typically qualify for our PDN services include those with the following conditions:

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Tracheotomies or ventilator dependence;

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Dependence on continuous nutritional feeding through a “G-tube” or “NG-tube”;

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Dependence on intravenous nutrition;

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Oxygen-dependence in conjunction with other medical needs; and

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Complex medical needs such as frequent seizures.

Our PDN services include:

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In-home skilled nursing services to medically fragile children and adults;

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Nursing services in school settings in which our caregivers accompany patients to school;

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Services to patients in our Pediatric Day Healthcare Centers; and

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Non-clinical care, including programs such as employer of record support services and personal care services.

Through our pediatric therapy services, we provide a valuable multidisciplinary approach that we believe serves all of a child’s therapy needs. We provide both in-clinic and home-based therapy services to our patients. Our therapy services include physical, occupational and speech services. We regularly collaborate with physicians and other community healthcare providers, which allows us to provide more comprehensive care.

HHH Segment

Our Home Health and Hospice segment predominantly includes home health services, as well as hospice and specialty program services. Our

HHH
patients typically enter our service as seniors, and our most significant referral sources for new patients are hospitals, physicians and long-term care facilities.

Our home health services involve the provision of in-home services to our patients by our clinicians which may include nurses, therapists, social workers and home health aides. Our caregivers work with our patients’ physicians to deliver a personalized plan of care to our patients in their homes. Home healthcare can help our patients recover after a hospitalization or surgery and assist patients in managing chronic illnesses. We also help our patients manage their medications. Through our care, we help our patients recover more fully in the comfort of their own homes, while remaining as independent as possible. Our home health services include: in-home skilled nursing services; physical, occupational and speech therapy; medical social services and aide services.

Our hospice services involve a supportive philosophy and concept of care for those nearing the end of life. Our hospice care is a positive, empowering form of care designed to provide comfort and support to our patients and their families when a life-limiting illness no longer responds to cure-oriented treatments. The goal of hospice is to neither prolong life nor hasten death, but to help our patients live as dignified and pain-free as possible. Our hospice care is provided by a team of specially trained professionals in a variety of living situations, including at home, at the hospital, a nursing home, or an assisted living facility.

MS Segment

Through our Medical Solutions segment, we offer a comprehensive line of enteral nutrition supplies and other products to adults and children, delivered on a periodic or as-needed basis. We provide our patients with access to one of the largest selections of enteral formulas, supplies and pumps in our industry, with more than 300 nutritional formulas available. Our registered nurses, registered dietitians and customer service technicians support our patients 24 hours per day, 365 days per year, in-hospital, at-home, or remotely to help ensure that our patients have the best nutrition assessments, change order reviews and formula selection expertise.

Corporate Information

Aveanna is a Delaware corporation and was incorporated on November 30, 2016, originally under the name BCPE Oasis Holdings Inc. Aveanna commenced operations in March 2017 in connection with the transformative merger of Epic Health Services Inc. and Pediatric Services of America, Inc. in March 2017 under the name BCPE Eagle Holdings Inc. On May 26, 2017, we changed our name to Aveanna Healthcare Holdings Inc. and commenced trading on the Nasdaq Stock Market on April 29, 2021. Our principal executive offices are located at 400 Interstate North Parkway, Suite 1600, Atlanta, Georgia and our phone number is (770) 441-1580.

Our website address on the Internet is www.aveanna.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

USE OF PROCEEDS

The price or prices to the public of our securities and any net proceeds we expect to receive from the sale of such securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any proceeds we receive from the sale of the securities to which the prospectus relates will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds we receive and may invest the net proceeds temporarily until we use them for their stated purpose.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) and our Second Amended and Restated Bylaws (the “Amended Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the General Corporation Law of the State of Delaware (the “DGCL”).

Overview - Authorized and Outstanding Shares

As of the date of this prospectus, under our Amended and Restated Certificate of Incorporation, we had the authority to issue:

•
1,000,000,000 shares of common stock, par value $0.01 per share (“common stock”); and

•
5,000,000 shares of preferred stock, par value $0.01 per share.

The following descriptions set forth certain general terms and provisions of our common stock.

Voting Rights

The holders of shares of common stock are entitled to one vote per share in connection with any matter submitted to a vote of stockholders.

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action, and no holder of any series of preferred stock shall be entitled to any voting powers in respect thereof.

Dividend Rights

Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the Amended Charter, the holders of shares of common stock will be entitled to ratably receive such dividends, if any, as may be declared from time to time by our board of directors (the “Board of Directors”) in its discretion out of funds legally available therefor.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of common stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of common stock.

Other Matters

Holders of shares of the common stock do not have any preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions with respect to our common stock. All of the shares of the common stock currently issued and outstanding are fully-paid and nonassessable.

No Cumulative Voting

Section 214 of the DGCL provides that the certificate of incorporation of any corporation may provide stockholders with the right to cumulate votes in the election of directors. The Amended Charter does not provide for cumulative voting of shares of the common stock. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAH.”

Amended Charter, Amended Bylaws and DGCL

Certain provisions of the Amended Charter, the Amended Bylaws and the DGCL, which are summarized below, could have the effect of making it more difficult to change the composition of the Board of Directors or for any person or entity to acquire control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, our Board of Directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our Board of Directors. The existence of authorized but unissued shares of common stock or preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Board Classification

The Amended Charter provides that the Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the Board of Directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board of Directors. Our Amended Charter and Amended Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Special Meetings of Stockholders; Stockholder Action by Written Consent

Our Amended Bylaws provide that special meetings of our stockholders may be called, prior to the date on which the Investors (as defined in the Amended Charter) cease to beneficially own at least 50% of the outstanding shares of common stock (such event, the “Trigger Event”), only by or at the direction of the Board of Directors or the Chairman of the Board of Directors (the “Chairman”) at the request of holders of not less than a majority of the combined voting power of the common stock, and, from and after the Trigger Event, only by or at the direction of the Board of Directors or the Chairman.

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise. Our Amended Charter precludes stockholder action by written consent from and after the Trigger Event.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of the Company’s outstanding voting securities.

Advance Notice Requirements for Stockholder Proposals and Nominations of Directors

Our Amended Bylaws require stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, to provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended Bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Amended Charter, directors serving on a classified board may be removed by the stockholders only for cause. Our Amended Charter provides that from and after the Trigger Event, directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of common stock entitled to vote thereon. In addition, our Amended Charter provides that from and after the Trigger Event, any newly created directorship on our Board of Directors that results from an increase in the number of directors and any vacancy occurring in our Board of Directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Supermajority Provisions

Our Amended Charter and Amended Bylaws provide that our Board of Directors is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Amended Bylaws without a stockholder vote in any matter not inconsistent with Delaware law and our Amended Charter. From and after the Trigger Event, in addition to any vote of the holders of any class or series of capital stock of the Company required by our Amended Charter, the Amended Bylaws or applicable law, any amendment, alteration, rescission or repeal of our Amended Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of common stock entitled to vote thereon.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation unless the certificate of incorporation requires a greater percentage. Our Amended Charter provides that, from and after the Trigger Date, the following provisions in our Amended Charter may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of common stock entitled to vote thereon, voting together as a single class:

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the provision requiring a 66 2/3% supermajority vote for stockholders to amend our Amended Bylaws;

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the provisions providing for a classified board of directors (the election and term of our directors);

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the provisions regarding removal of directors;

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the provisions regarding stockholder action by written consent;

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the provisions regarding calling special meetings of stockholders;

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the provisions regarding filling vacancies on our Board of Directors and newly created directorships;

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the provisions regarding competition and corporate opportunities;

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the provisions regarding Section 203 of the DGCL;

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the provisions eliminating monetary damages for breaches of fiduciary duty by a director and governing forum selection; and

•
the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

Exclusive Forum Selection

Our Amended Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware) shall be the sole and exclusive forum, to the fullest extent permitted by law, for any stockholder (including a beneficial owner) for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, creditors or other constituents, or of a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Company, its directors or officers arising pursuant to any provision of the DGCL or our Amended Charter or our Amended Bylaws, (iv) any action asserting a claim against the Company, its directors or officers governed by the internal affairs doctrine or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. Notwithstanding the foregoing, our Amended Charter provides that the preceding exclusive forum provision will not apply to any actions arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. Our Amended Charter also requires that unless we consent in writing to the selection of an alternative forum, the federal district court for the District of Delaware shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Additionally, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provision.

The exclusive forum selection provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Delaware Anti-Takeover Law

Under Section 203 of the DGCL, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•
the corporation has elected in its certificate of incorporation not to be governed by Section 203;

•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

•
upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•
the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

We have opted out of Section 203 of the DGCL; however, our Amended Charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•
prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Our Amended Charter provides that the Investors and their respective affiliates, and any of their respective direct or indirect transferees and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including shares of common stock. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures will be subject to and will be qualified under the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture will be substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•
classification as senior or subordinated debt securities;

•
ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•
the designation, aggregate principal amount and authorized denominations;

•
the date or dates on which the principal of the debt securities may be payable;

•
the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•
the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•
the place or places where the principal and interest shall be payable;

•
our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•
our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•
if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•
if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•
whether the debt securities will be issued in the form of global securities;

•
provisions, if any, for the defeasance of the debt securities;

•
if applicable, a discussion of any material U.S. federal income tax consequences; and

•
other specific terms, rights or limitations of, or restrictions on the debt securities, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” will be defined in the subordinated indenture and will generally include obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness will be first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities will be entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•
any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•
(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Event of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)
default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)
default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)
default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)
the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)
any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

Each indenture will provide that we may discharge our obligations under it, except as to:

•
the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•
substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•
the rights of holders of the debt securities to receive payments of principal and interest;

•
the rights, obligations and immunities of the trustee; and

•
the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•
either:

•
all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•
all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•
we have paid or caused to be paid all other sums then due and payable under such indenture; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, the indenture will provide that we may elect either (i) to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under the applicable indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•
we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•
money in an amount;

•
U.S. government obligations; or

•
a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•
we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•
no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We will be required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock, debt securities, or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, the terms of the warrants and any applicable warrant agreements. These terms will include some or all of the following:

•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation, number and terms of the shares of common stock, debt securities, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
any terms relating to the modification of the warrants;

•
if applicable, a discussion of the material U.S. income tax considerations applicable to the issuance or exercise of such warrants;

•
the anti-dilution and adjustment of share capital provisions of the warrants, if any;

•
any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•
any other specific terms of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•
the title of such rights;

•
the price, if any, for the subscription rights;

•
the securities for which such rights are exercisable;

•
the exercise price for such rights;

•
the number of such rights issued with respect to each share of common stock;

•
the extent to which such rights are transferable;

•
if applicable, a discussion of the material U.S. income tax considerations applicable to the issuance or exercise of such rights;

•
the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•
the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•
if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•
any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, debt securities, warrants, rights or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•
the terms of the units and of the shares of common stock, debt securities, warrants and/ or rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units;

•
a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•
any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Aveanna, its affiliates, the trustees, the warrant agents or any other agent of us, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING STOCKHOLDERS

The selling stockholders, including their transferees, pledgees, donees or their respective successors may from time to time offer and sell, pursuant to this prospectus and the applicable prospectus supplement, up to an aggregate of 54,431,349 shares of common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

If any selling stockholder offers and sells shares of common stock pursuant to this prospectus, then we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling stockholder, the number of shares of common stock beneficially owned by such selling stockholder and the number of the shares of common stock such selling stockholder is offering. The prospectus supplement also will disclose whether any of the selling stockholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders covered by this prospectus acquired their respective shares of common stock in connection with various transactions prior to, and in advance of, our April 2021 initial public offering.

PLAN OF DISTRIBUTION

General

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•
the name or names of the underwriters, dealers or agents, if any;

•
the names of and number of shares of our common stock being sold by the selling stockholders;

•
the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale, if any;

•
any over-allotment or other options under which underwriters may purchase additional securities from us or the selling stockholders;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

The selling stockholders may sell all or a portion of the shares of common stock described in this prospectus and any accompanying prospectus supplement and there can be no assurance that any selling stockholder will sell any or all of the shares of common stock described in this prospectus or any accompanying prospectus supplement. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales.

In addition to the methods described above, the selling stockholders may use any one or more of the following methods when disposing of their respective shares of common stock:

•
any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the Nasdaq Global Select Market, on which the common stock is currently listed;

•
the over-the-counter market;

•
transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
the writing of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of shares of common stock at a stipulated price;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

In addition to selling its shares of common stock under this prospectus, a selling stockholder may:

•
transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•
sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

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sell its common stock by any other legally available means.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Additionally, the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act with respect to the shares of common stock they are offering for resale.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, the selling stockholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we or any of the selling stockholders have a material relationship. In the applicable prospectus supplement, we will name the underwriter, dealer or agent and describe the nature of any such relationship. We or any of the selling stockholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We or any of the selling stockholders may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us or any of the selling stockholders in the ordinary course of business. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. We will describe any such activities in the prospectus supplement relating to the transaction.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the of securities registered under the registration statement, of which this prospectus forms a part, may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of the Company appearing in our Annual Report on Form 10-K for the year ended December 30, 2023, and the effectiveness of our internal control over financial reporting as of December 30, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which conclude, among other things, that we did not maintain effective internal control over financial reporting as of December 30, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2023 (which concludes, among other things, that we did not maintain effective internal control over financial reporting as of December 30, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein) are, and audited financial statements and our management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC on March 14, 2024;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2024 and June 29, 2024, filed with the SEC on May 9, 2024 and August 8, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 17, 2024, May 17, 2024 and June 5, 2024;

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our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders held on May 16, 2024, filed with the SEC on April 1, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 30, 2023); and

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our Registration Statement on Form 8-A filed with the Commission on April 26, 2021 (File No. 001-40362), in which there is described the terms, rights and provisions applicable to the shares of the Common Stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.1 to our Annual Report on Form 10-K filed on March 28, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Aveanna Healthcare Holdings Inc.

400 Interstate North Parkway SE

Suite 1600

Atlanta, Georgia 30339

(770) 441-1580

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.aveanna.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

10,000,000 Shares

Aveanna Healthcare Holdings Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies	J.P. Morgan
Barclays	RBC Capital Markets

BMO Capital Markets	BofA Securities	Truist Securities

Deutsche Bank Securities	PNC Capital Markets LLC

October 21, 2025